EXHIBIT 11.1

INDEPENDENT AUDITOR’S INCLUSION LETTER

We agree to the inclusion in the Cardone REIT I, LLC Form 1-K dated May 12, 2023 of our report, dated May 11, 2023, on our audit of the financial statements of Cardone REIT I, LLC as of December

31, 2022 and 2021, and for the year ended December 31, 2022 and for the period from inception (July 22, 2021) to December 31, 2021.

Kaufman, Rossin & Co., P.A.

May 12, 2023

Miami, Florida